Exhibit 4.xx

CONSULTING SERVICES AMENDING AGREEMENT

THIS AGREEMENT dated the 28th day of February, 2009,

BETWEEN:

KIMBER RESOURCES INC., a company duly incorporated under the laws of the Province of British Columbia, having its head office located at Suite 215 - 800 West Pender Street, Vancouver, British Columbia, V6C 2V6

(the "Company")

AND:

MICHAEL E. HOOLE, Management Consultant, of 4776

Meadfeild Court, in the Municipality of West Vancouver, British

Columbia,

V7W 2Y3

(the "Consultant")

WHEREAS:

A.

By agreement dated February 29, 2008 between the Company and the Consultant (the   “Agreement”) the Consultant agreed to provide, and has provided, the Services as set forth and described in Section II of the Agreement for a period of one (1) year ending February 28, 2009;

B.

The Company and the Consultant wish to continue the Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and other good and valuable consideration (the receipt whereof is hereby acknowledged) the parties hereto agree as follows:

I.

TERM

The Agreement shall continue from month to month until terminated upon ninety (90) days' prior written notice by either party hereto to the other party.

II.

NOTICES

Any notice or other communication required or permitted to be given hereunder by either party hereto to the other party, in any capacity (hereinafter called a "Notice") shall be in writing and shall be deemed to have been well and sufficiently given if mailed by prepaid registered mail, faxed, emailed or delivered, to the address of such other party hereinafter set forth:

If to the Company:

KIMBER RESOURCES INC.

Suite 215 - 800 West Pender Street,

Vancouver, British Columbia, V6C 2V6

Fax # : 604 669-8577

Email:  gcummings@kimberresources.com

If to the Consultant:

MICHAEL E. HOOLE

4776 Meadfeild Court,

West Vancouver, British Columbia, V7W 2Y3

Email:  michaelhoole@hotmail.com

or to such substitute address as such party may from time to time direct in writing, and any such Notice shall be deemed to have been received, if mailed, on the 3rd day following the date of mailing, if faxed, on the first business day after the date of transmission, if emailed, on the date of emailing, provided confirmation of receipt has been received by the sender and if delivered, upon the day of delivery.

III.

TERMS TO REMAIN THE SAME

Except as herein provided all of the terms and conditions of the Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF the Company and the Consultant have caused this Agreement to be executed and delivered as of the day and year first above written.

KIMBER RESOURCES INC.

per	:"/s/ Gordon Cummings"
Director

SIGNED, SEALED AND DELIVERED by		)
MICHAEL E. HOOLE in the presence of:		)
)
)
"/s/ Cristina Martinez"		)	"/s/ Michael Hoole"
Signature		)	MICHAEL E. HOOLE
)
Cristina Martinez		)
Name		)
)
202-3875 W 4th Avenue		)
Address		)
Vancouver, BC		)
)
V6R 4H8)
)
Office Manager
Occupation